Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of Grand Perfecta, Inc. (the “Company”) on Form 10-K for the year ending July 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve Ketter, Principal Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 18, 2019	By:	/s/ Steve Ketter
Steve Ketter, Chief Executive Officer
(Principal Executive Officer)